Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
Omaha, Nebraska

July 27, 2023

INVESTOR CONTACT:

Andy Grier

Senior Vice President

402-952-1235

MEDIA CONTACT:

Karen Marotta

Greystone

212-896-9149

Karen.Marotta@greyco.com

Robert K. Jacobsen to Join

Greystone AF Manager LLC Board of Managers

OMAHA, Nebraska -- Greystone Housing Impact Investors LP (NYSE: GHI) (the “Partnership”) today announced that Robert K. Jacobsen has been appointed to the Board of Managers of Greystone AF Manager LLC, the general partner of the general partner of the Partnership (“Greystone Manager”), effective August 1, 2023. In this regard, Mr. Jacobsen will act in the capacity as a director of the Partnership. The Greystone Manager Board has affirmatively determined that Mr. Jacobsen meets the independence standards established by the New York Stock Exchange listing rules and the rules of the SEC. With Mr. Jacobsen’s addition to the Board of Managers of Greystone Manager, a majority of the members of the Board now meet the independence standards.

“I’m thrilled to welcome Mr. Jacobsen as a new independent member of the Board of Managers,” said Ken Rogozinski, CEO of the Partnership. “Mr. Jacobsen’s extensive background and expertise in the municipal bond, securitization, and derivatives markets will be invaluable to the Partnership as we continue to pursue strategies to fund the development of affordable, seniors, and market-rate multifamily housing and manage our existing strong portfolio of assets for our investors.”

Mr. Jacobsen has over 40 years of professional experience including serving as a Managing Director at Merrill Lynch, Goldman Sachs, and Fundamental Advisors. In that time, he has accumulated expertise in the underwriting, trading, and sale of municipal bonds with a particular focus on real estate secured transactions, both as a principal and as an agent. He is also experienced in the hedging and financing of municipal bonds in both the securitization and derivatives markets. Mr. Jacobsen graduated with a B.A. and an M.A. from Columbia University and an M.B.A. from the University of Michigan.

About Greystone Housing Impact Investors LP

Greystone Housing Impact Investors LP was formed in 1998 under the Delaware Revised Uniform Limited Partnership Act for the primary purpose of acquiring, holding, selling and otherwise dealing with a portfolio of mortgage revenue bonds which have been issued to provide construction and/or permanent financing for affordable multifamily, seniors and student housing properties. The Partnership is pursuing a business strategy of acquiring additional mortgage revenue bonds and other investments on a leveraged basis. The Partnership expects and believes the interest earned on these mortgage revenue bonds is excludable from gross income for federal income tax purposes. The Partnership seeks to achieve its investment growth strategy by investing in additional mortgage revenue bonds and other investments as permitted by its Second Amended and Restated Limited Partnership Agreement, dated December 5, 2022, taking advantage of attractive financing structures available in the securities market, and entering into interest rate risk management instruments. Greystone Housing Impact Investors LP press releases are available at www.ghiinvestors.com.

Safe Harbor Statement

Information contained in this press release contains “forward-looking statements,” which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, risks that the intended board member change will not occur as currently expected, risks involving current maturities of our financing arrangements and our ability to renew or refinance such maturities, fluctuations in short-term interest rates, collateral valuations, mortgage revenue bond investment valuations and overall economic and credit market conditions. For a further list and description of such risks, see the reports and other filings made by the Partnership with the Securities and Exchange Commission, including but not limited to, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Readers are urged to consider these factors carefully in evaluating the forward-looking statements. The Partnership disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.